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                                                                    EXHIBIT 10.7
                              CONSULTING AGREEMENT
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        This CONSULTING AGREEMENT (this "Agreement"), dated as of June 11, 1997, between Real Education, Inc., a Colorado corporation (the "Company"), and New World Equities, Inc., a Delaware corporation ("Consultant").

                                   BACKGROUND
                                   ----------

    A. The Company operates a business which provides multi-media communication and publishing services.

    B. The Company has informed Consultant that it intends, from time to time, to seek additional financing.

    C. The Company desires to engage Consultant to provide financial services to the Company, and Consultant desires to accept such engagement, upon the terms and conditions hereinafter set forth.

                                   AGREEMENT
                                   ---------

        NOW, THEREFORE, in consideration of the foregoing Background, which is by this reference expressly incorporated herein, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

    1.  Engagement.  The Company hereby engages Consultant to provide financial
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services to the Company, and Consultant hereby accepts such engagement, upon the terms and conditions hereinafter set forth.

    2.  Duties of Consultant.  Consultant shall provide financial consulting
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services to the Company in such manner as may reasonably be acceptable to both parties, including, without limitation, (i) assisting the efforts of the Company in preparing a business plan, (ii) assisting the efforts of the Company to secure debt or equity financing, (iii) assisting the efforts of the Company to establish contacts in the investment banking community, (iv) assisting the efforts of the Company in effecting an initial public offering of its common stock and (v) assisting the Company's sales efforts where possible through contacts which Consultant has developed. Consultant shall devote so much of its employees' time to Consultant's responsibilities hereunder as shall be reasonably necessary to discharge Consultant's duties (it being understood that Consultant shall not be required to cause its employees, consisting of its professional staff, to devote more than 60 hours per calendar month to Consultant's duties hereunder).
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    3.  Term.
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        (a)  The term of this Agreement shall be effective as of the date hereof
    (the "Commencement Date").
        (b) The term of this Agreement shall terminate upon the earliest to occur of the following events (the "Termination Date");
            (i) the decision of either party to terminate this Agreement; provided, however, that the party desiring to terminate this Agreement
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        shall provide at least 30 days' prior written notice thereof to the other party; and provided, further, that neither party may terminate
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        this Agreement pursuant to this Section 3(b)(i) prior to the 12 month anniversary of the date hereof; or

            (ii) the dissolution or liquidation of Consultant.

        Termination of this Agreement shall not affect either party's obligations which have accrued as of the Termination Date.

    4.  Compensation.  For each one month period commencing on the Commencement
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Date and terminating on the day prior to the next succeeding monthly anniversary thereof (each a "Consulting Month"), as cash compensation for the services to be provided by Consultant hereunder, the Company shall pay Consultant a consulting fee of $3,000 (the "Consulting Fee"), which amount shall be subject to adjustment on each anniversary hereof upon the mutual agreement of the parties.

    5.  Expenses.  Within 30 days after Consultant's presentation of copies of
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receipts in accordance with appropriate practices, the Company shall reimburse
Consultant for all reasonable ordinary and necessary out-of-pocket expenses which are incurred by it in the performance of its duties hereunder. Notwithstanding the foregoing, Consultant shall obtain the prior approval of the Company for any single expense in excess of $500.

    6.  Records and Confidential Data.
        -----------------------------
        (a) Consultant acknowledges that during the term of this Agreement the Company will make available to Consultant certain information which is either confidential, proprietary or otherwise not generally available to the public to assist Consultant in the satisfaction of its obligations hereunder (such information is hereinafter referred to as the "Information").
        (b) The Information will be kept strictly confidential by Consultant, will not be used in any manner which is detrimental to the Company, will not be used other than in connection with Consultant's discharge of its duties hereunder, and will be safeguarded by Consultant from unauthorized disclosure. For purposes of this Agreement, the Information shall not include and Consultant's obligation's shall not extend to (i) information which is generally available to the public, (ii) information obtained by

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     Consultant from third persons not under agreement to maintain the confidentiality of the same and (iii) information obtained by Consultant other than from the Company.

    7.  Indemnification.  From and after the date hereof, the Company shall
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indemnify and hold harmless Consultant and its stockholders, directors, officers, employees, agents and affiliates (the "Indemnified Persons") from and against any loss, damage, claim or expense, including without limitation, reasonable attorneys' and consultants' fees, suffered by any Indemnified Person arising or resulting from the performance by Consultant or and Indemnified Person of the services contemplated by this Agreement, except to the extent that such loss, damage, claim or expense was caused primarily as a result of Consultant's gross negligence or willful misconduct.

    8.  Miscellaneous Provisions.
        ------------------------
        (a)  Independent Contractor.  The parties agree that Consultant is an
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     independent contractor, and nothing continued in this Agreement shall be interpreted to create an employment relationship or partnership or joint venture between the Company and Consultant.
        (b)  Alienation.  Neither the Company nor Consultant shall sell, assign,
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     transfer or pledge any of its rights or obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party.
        (c)  Notices.  Any notice, waiver, consent or other communication
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     required or permitted hereunder shall be in writing and shall be delivered personally (including delivery by a internationally recognized courier service), by facsimile transmission, by pre-paid telegram or by pre-paid certified or registered mail, return receipt requested, addressed as follows:


         If to the Company:  Real Education, Inc.
                             9000 E. Chenango Avenue
                             Greenwood Village, Colorado 80111
                             Attention:  Robert N. Helmick
                             Facsimile:  (303) 779-9232

      If to the Consultant:  New World Equities, Inc.
                             1603 Orrington Avenue
                             Suite 1070
                             Evanston, Illinois  60201
                             Attention:  Christopher Girgenti
                             Facsimile (847) 328-8297

         Notice hereunder shall be deemed to have been received and be effective for all purposes hereunder (a) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of such transmittal is received, (b) if given by prepaid certified or registered mail, return receipt requested, on

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     the third business day after mailing or (c) if given by any other means, when delivered at the address specified in this Section. The address and facsimile number of any party hereto may be changed by notice given in accordance with the provisions hereof.

        (d)  Severability.  If any provision of this Agreement is held by a
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     court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

        (e)  Successors.  This Agreement and all the terms and provision hereof
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     shall be binding upon and shall inure to the benefit of all of the parties hereto, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

        (f)  Governing Law.  This Agreement shall be governed by and construed
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     in accordance with the laws of the State of Illinois.

        (g)  Service of Process.  Each of the Company and Consultant expressly
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     submits and consent in advance to the exclusive jurisdiction of the United
     States District Court for the Northern District of Illinois or the Circuit Court of Cook County, Illinois for the purposes of any and all suits, actions or other proceedings arising out of or based upon this applicable law, each of the parties hereto hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding brought in such courts, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

        (h)  Counterparts.  This Agreement may be executed in counterparts, each
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     of which shall be an original, but all of which shall constitute one and the same instrument.

        (i)  Pronouns and Headings. As used herein, all pronouns shall include
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     the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

        (j)  Amendment and Waiver.  Except as otherwise provided herein, no
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     modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by the parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

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        (k)  Entire Agreement.  This Agreement constitutes the entire agreement
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     between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, both written and oral, between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.


                                THE COMPANY:
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                                REAL EDUCATION, INC.,
                                a Colorado corporation


                                By:  /s/ Robert N. Helmick
                                   ---------------------------------------
                                Name:  Robert N. Helmick
                                Title:  President and Chief Executive
                                Officer

                                CONSULTANT:
                                ----------

                                NEW WORLD EQUITIES, INC.,
                                a Delaware corporation


                                By:  /s/ Christopher Girgenti
                                   ---------------------------------------
                                Name:  Christopher Girgenti
                                Title:  Senior Managing Partner

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